Exhibit (j) under Form N-1A
                                             Exhibit 23 under Item 601/ Reg. S-K








INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 101 Registration Statement No. 2-10415 on Form N-1A of our report dated December 8, 2000 relating to the financial statements of Federated Stock and Bond Fund, Inc. appearing in the Prospectus, which is a part of such Registration Statement, and to the references to us under the heading "Financial Highlights" in such Prospectus.





Boston, Massachusetts
December 26, 2000